UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 7, 2004

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On July 7, 2004, Jones Apparel Group, Inc. issued a press release announcing that it successfully completed its cash tender offer for all the outstanding shares of common stock, together with the associated preferred stock purchase rights, of Maxwell Shoe Company Inc.   A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits

99.1	Press Release of the Registrant dated July 7, 2004.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: July 7, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 7, 2004.

4